UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 19, 2009

(Date of earliest event reported)

Union Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 North Main Street

Post Office Box 446

Bowling Green, Virginia 22427

(Address of principal executive offices) (Zip Code)

(804) 633-5031

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 19, 2009, Union Bankshares Corporation (“Union”) and First Market Bank, FSB (“First Market”) entered into the First Amended and Restated Agreement and Plan of Reorganization (the “Amended Merger Agreement”) which amends and restates the Agreement and Plan of Reorganization, dated as of March 30, 2009, between Union and First Market.

Pursuant to the Amended Merger Agreement, First Market will merge (the “Merger”) with and into a newly-formed subsidiary of Union (the “Acquisition Bank”), and as soon as reasonably practicable after the Merger, Union Bank and Trust Company, an existing wholly-owned Virginia banking subsidiary of Union, will merge with and into the Acquisition Bank, which will continue on after such merger as a Virginia chartered commercial banking subsidiary of Union (the “Continuing Bank”).

Effective upon consummation of the Merger, Union will amend its articles of incorporation to change its name to “Union First Market Bankshares Corporation” or another name agreed upon by the parties (Union, as of and after the effective date of the Merger is referred to in this report as the “Continuing Corporation”). The parties will also agree on the name for the Continuing Bank at a later time.

G. William Beale, the President and Chief Executive Officer of Union, will remain Chief Executive Officer of the Continuing Corporation. David J. Fairchild, the current Chief Executive Officer of First Market, will be President of the Continuing Corporation and will also serve as Executive Vice President and Chief Banking Officer of the Continuing Bank. The Continuing Bank’s board of directors will be comprised of not more than fifteen directors, of which not more than twelve will be designated by Union and not more than two will be designated by First Market. Mr. Beale will be a member of the board of directors of the Continuing Bank, and Mr. Fairchild will also be appointed to the board of the Continuing Bank as a management member of the board.

Except as indicated above, the terms and provisions of the original merger agreement, essentially remain the same. The exchange ratio remains unchanged.

The foregoing description of the Merger and the Amended Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Merger Agreement, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference. The Amended Merger Agreement has been included to provide information regarding the terms of the Merger, and is not intended to provide any other factual information about Union or First Market.

Additional Information and Where to Find It

In connection with the proposed merger, Union will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement. The definitive proxy statement will be sent to the stockholders of Union seeking their approval of the merger agreement and related matters at a later date. In addition, Union may file other relevant documents concerning the proposed transaction with the SEC. STOCKHOLDERS OF UNION ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders of Union may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the definitive proxy statement (when available) also may be obtained by directing a request by telephone or mail to Union Bankshares Corporation, Post Office Box 446, Bowling Green, Virginia 22427-0446, Attention: Investor Relations (telephone: (804) 633-5031) or by accessing Union’s web site at http://www.ubsh.com under “Investor Relations – SEC Filings.” The information on Union’s web site is not, and shall not be deemed to be, a part of this release or incorporated into other filings the company makes with the SEC.

Union and its directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Union in connection with the merger. Information about the directors and executive officers of Union is set forth in the proxy statement for Union’s 2009 annual meeting of shareholders filed with the SEC on March 19, 2009. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the definitive proxy statement regarding the merger when it becomes available.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	First Amended and Restated Agreement and Plan of Reorganization, entered into on June 19, 2009 and dated and made effective as of March 30, 2009, between Union Bankshares Corporation and First Market Bank, FSB (with certain exhibits)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES CORPORATION

/s/ D. Anthony Peay
D. Anthony Peay
Executive Vice President
and Chief Financial Officer

Date: June 22, 2009

EXHIBIT INDEX

Exhibit No.	Description
2.1	First Amended and Restated Agreement and Plan of Reorganization, entered into on June 19, 2009 and dated and made effective as of March 30, 2009, between Union Bankshares Corporation and First Market Bank, FSB (with certain exhibits)